Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2022, in the Registration Statement (Form F- l) and related Prospectus of Pagaya Technologies Ltd. dated July 20, 2022.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
September 19, 2022	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global